UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 8.01 below, which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 8.01 below, which is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

United Development Funding IV (the “Trust”) has prepared an investor presentation with respect to the Listing and Tender Offer (each as defined below). The trustees, officers and other representatives of the Trust intend to present some of or all of such investor presentation at various conferences and meetings in the coming weeks.

A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

NASDAQ Approval of Listing

The Trust has been cleared to list the common shares of beneficial interest of the Trust (the “Common Shares”) on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “UDF”. The Trust anticipates that the Common Shares will be listed on NASDAQ on June 4, 2014 (the “Listing”).

Changes to Monthly Distributions

Following the Listing, the Trust intends to continue payment of monthly distributions. Historically, the Trust has calculated its monthly distributions based upon daily record and distribution declaration dates so that its shareholders would be entitled to be paid distributions beginning with the date on which their shares were purchased. The Trust paid the April 2014 distribution at a distribution rate equal to an 8.20% annualized rate, or $1.64 per share per annum, on May 23, 2014.

Beginning with the June 2014 distribution (which will relate to the period from May 1, 2014 to June 16, 2014), the Trust will begin paying distributions on or around the 25th day of each month to shareholders of record as of close of business on or around the 15th day of such month at a distribution rate equal to $1.64 per share per annum. The Trust believes that this rate is competitive with its publicly traded peers and is consistent with the Trust’s goal to maximize total shareholder value. The Trust expects to pay the June 2014 distribution on June 25, 2014 to shareholders of record as of the close of business on June 16, 2014.

Termination of Distribution Reinvestment Program and Share Redemption Program

The Trust has previously announced that it intends to commence an offer to purchase up to $35 million of its Common Shares from its shareholders at a price of $20.50 per share (the “Tender Offer”), net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, on June 4, 2014. As previously announced, in connection with the Listing and the Tender Offer, the Trust has suspended its Distribution Reinvestment Plan (the “DRIP”) and Share Redemption Program, effective May 24, 2014 and June 6, 2014, respectively.

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The Trust hereby provides notice to its shareholders that subject to the Listing, the board of trustees has approved the termination of the DRIP, effective ten days from the notice of such termination, pursuant to the terms of the DRIP. Subject to applicable rules and regulations, the Trust expects to adopt a new distribution reinvestment plan following the completion of the Listing and the Tender Offer.

Pursuant to the terms of the Share Redemption Program, the Share Redemption Program will be terminated upon the Listing.

Elimination of Fractional Shares

The Trust has decided to eliminate any outstanding fractional Common Shares (the “Fractional Shares”) pursuant to its amended and restated declaration of trust. The Trust plans to eliminate all outstanding Fractional Shares by paying a holder of a Fractional Share in cash an amount equal to the fraction of a share being repurchased multiplied by the purchase price per Common Share pursuant to the Tender Offer, on the date on which the Trust pays the purchase price for the Common Shares that are tendered and purchased pursuant to the Tender Offer.

New Advisory Agreement

The existing advisory agreement, dated November 12, 2009, between the Trust and UMTH General Services, LP (the “Advisor”), as amended, will automatically terminate upon the completion of the Listing. The Trust’s board of trustees (the “Board”), including a majority of the independent trustees, has approved the entry into a new advisory agreement with the Advisor. On May 29, 2014, the Trust and the Advisor entered into the new advisory agreement, effective upon the completion of the Listing. Except as summarized below, the Advisor will continue to manage the Trust’s day-to-day activities under the new advisory agreement in a similar manner as provided under the existing advisory agreement.

The new advisory agreement will change the compensation arrangement with the Advisor. Among other things, it provides for a reduction in the advisory fee (base management fee), the securitized loan pool placement fee and the debt financing fee; elimination of acquisition and origination fees payable by the Trust and the disposition fee; and an increase in the incentive fee. Under the new advisory agreement, the Trust will be responsible for expenses incurred by the Advisor in employing the Trust’s Chief Financial Officer, Treasurer, Chief Compliance Officer, Chief Operating Officer and General Counsel. The Advisor will be responsible for the expenses related to the other personnel of the Advisor and its affiliates who provide services to the Trust (including officers and trustees of the Trust who are also director, officers, employees or agents of the Advisor or its affiliates). The Trust will pay all costs and expenses and reimburse the Advisor and its affiliates for expenses they incur on behalf of the Trust (except those expenses that are specifically the responsibility of the Advisor). The fees payable to the Advisor under the new advisory agreement are summarized below:

•	Base Management Fees: Payable monthly in cash in an amount equal to one-twelfth of 1.5% of the equity of the Trust.

•	Incentive Management Fees: Payable quarterly in cash in an amount equal to 20% of the amount by which the Trust’s core earnings (as defined in the new advisory agreement) for the preceding 12 months exceeds an 8% hurdle rate (or in a prorated amount for a partial quarter), provided that no incentive management fees are payable with respect to any quarter unless the amount of the Trust’s core earnings for the 12 preceding quarters is greater than zero

•	Debt Financing Fees: If the Advisor or an affiliate of the Advisor has provided a substantial amount of services in relation to debt financing, as determined by the independent trustees, a fee equal to 0.5% of the amount of debt financing made available to or assumed by the Trust pursuant to the origination or assumption of any debt financing. An additional fee of 0.25% of the amount of debt financing made available to or assumed by the Trust, payable on each anniversary date of the origination of any such debt financing, if such debt financing continues to be outstanding on such date, or a pro rated portion of such additional fee for the portion of such year that the financing is outstanding.

•	Securitized Loan Pool Placement Fees: Subject to the limits set forth in the declaration of trust, if the Advisor or an affiliate of the Advisor has provided a substantial amount of services in relation to a securitized loan pool, as determined by the independent trustees, a fee equal to 1% of the par amount of the securities sold by the Trust in connection with any successful securitization and placement of any securitized loans.

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•	Listing Fee: Upon the Listing, a fee equal to 15% of the amount by which (i) the market value of the Trust’s outstanding shares plus distributions paid by the Trust prior to listing exceeds (ii) the sum of (A) the total amount of capital raised from investors (after reduction of distributions attributable to net sales proceeds and amounts paid by the Trust to repurchase shares) and (B) the amount equal to a 10% annual cumulative, non-compounded return to investors from inception through listing. The listing fee will be paid as follows: 50% will be payable in cash and 50% will be payable in the form of a three-year promissory note bearing interest at the applicable federal rate established by the Internal Revenue Service on the date of issuance, payable quarterly in arrears. The provisions with respect to listing fees in the new advisory agreement will supersede the provisions with respect to subordinated incentive listing fees in the existing advisory agreement.

Under the terms of the new advisory agreement, the Advisor will have the authority to make investments without the approval of the Board as long as such investments are made in accordance with the investment objectives approved by the Board, and the Advisor is required to provide quarterly summaries of such investments to the Board. (Under the terms of the existing advisory agreement, the Advisor is required to obtain Board approval for all investments.) Transactions with the Advisor and its affiliates that involve potential conflicts of interest will continue to require approval of the Board, including a majority of the independent trustees.

In addition to the duties provided under the existing advisory agreement, the terms of the new advisory agreement provide that the Advisor will perform additional duties for the Trust under the supervision of the Board, including the following:

•	structure, qualify and/or register securities offerings, and coordinate marketing and distribution of securities in connection with securities offerings;

•	coordinate and manage operations of any joint venture or co-investment interests held by the Trust and conduct all matters with joint venture or co-investment partners;

•	negotiate on behalf of the Trust with counterparties for repurchase agreements, interest rate swap agreements and other agreements and instruments used in the conduct of the Trust’s business; and

•	establish and maintain bank accounts the Trust’s name and collect, deposit into or disburse from such accounts on behalf of the Trust.

The new advisory agreement will have an initial term of one year and will thereafter be subject to automatic renewals for one year terms unless otherwise terminated. The termination provisions under the new advisory agreement are similar to those under the existing advisory agreement. In the event the new advisory agreement is terminated, for three years after the termination of the agreement, the Trust may not, without consent of the Advisor, retain any employee of the Advisor or its affiliates or persons who are employees of the Advisor or its affiliates during the three-year period prior to their employment with the Trust.

The foregoing description of the new advisory agreement is qualified in its entirety by reference to the full text of the new advisory agreement, attached as Exhibit 10.1 hereto and incorporated herein by reference.

Adoption of Equity Incentive Plans

In connection with the Listing, on May 29, 2014, the Board, including a majority of the independent trustees, approved the adoption of the United Development Funding IV Advisor Equity Plan (the “Advisor Equity Plan”), the United Development Funding IV Equity Plan (the “Equity Plan”) and the United Development Funding IV Non-Executive Trustee Stock Plan (the “Non-Executive Trustee Stock Plan”). These equity incentive plans will be overseen by the Board’s compensation committee, which consists solely of non-executive trustees, each of whom is independent for the purposes of the NASDAQ Marketplace Rules; is, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, a non-employee director; and will qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code (the “Code”) at such times as the Trust is subject to Section 162(m) of the Code.

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The Advisor Equity Plan provides for the grant of stock options, restricted common shares, restricted stock units, dividend equivalent rights and other equity-based awards to the Advisor. Awards under the Advisor Equity Plan are intended to either be exempt from, or comply with, Section 409A of the Code. On May 29, 2014, the Trust and the Advisor also entered into a registration rights agreement (the “Registration Rights Agreement”) with respect to awards under the Advisor Equity Plan.

The Equity Plan provides for the grant of stock options, restricted common shares, restricted stock units, dividend equivalent rights and other equity-based awards to the trustees, officers and other employees and independent contractors, including employees or trustees of the Trust’s advisor and its affiliates who are providing services to the Trust. Awards under the Equity Plan are intended to either be exempt from, or comply with, Section 409A of the Code.

The Non-Executive Trustee Stock Plan provides for the issuance of restricted or unrestricted common shares or restricted stock units to the non-executive trustees. Awards under the Non-Executive Trustee Stock Plan are intended to either be exempt from, or comply with, Section 409A of the Code.

The foregoing description of the Advisory Equity Plan, the Equity Plan, the Non-Executive Trustee Stock Plan and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Advisory Equity Plan, the Equity Plan, the Non-Executive Trustee Stock Plan and the Registration Rights Agreement, attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Trustee Share Ownership Guidelines

The Board has also determined that it would be appropriate to adopt a policy that each trustee is expected to retain a number of Common Shares equal in value to three times the trustee’s annual cash retainer no later than the first December 31st following the fifth anniversary of the date of the trustee’s appointment to the Board.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Trust and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Trust’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Trust undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Trust. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials the Trust intends to distribute to its shareholders and filed with the Securities and Exchange Commission (the “SEC”). The full details of the Tender Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to shareholders promptly following commencement of the Tender Offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Trust by visiting EDGAR on the SEC website at www.sec.gov. Shareholders also may obtain a copy of these documents, free of charge, from the Trust when the materials become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Advisory Agreement by and between United Development Funding IV and UMTH General Services, L.P., dated May 29, 2014
10.2	United Development Funding IV Advisor Equity Plan
10.3	United Development Funding IV Equity Plan
10.4	United Development Funding IV Non-Executive Trustee Stock Plan
10.5	Registration Rights Agreement by and between United Development Funding IV and UMTH General Services, L.P., dated May 29, 2014
99.1	Investor Presentation, dated May 29, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

	By:	/s/ Hollis M. Greenlaw
May 30, 2014		Name: Hollis M. Greenlaw
Title: Chief Executive Officer

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